SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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[_]     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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STOCK MARKET SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
DATED: July *, 2004

STOCK MARKET SOLUTIONS, INC.
108 Royal Street
New Orleans, Louisiana 70130
504-598-4877

INFORMATION STATEMENT

        This information statement (the “Information Statement”) is furnished to the shareholders of Stock Market Solutions, Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This information is first being provided to shareholders on or about July *, 2004.

        The corporate action involves one Proposal (the “Proposal”):

1.     To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 50,000,000 shares to 100,000,000 shares.

ONLY THE COMPANY’S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS JUNE *, 2004 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSAL. THE TOTAL VOTING SHARES ARE AS FOLLOWS:

Common Stock - 30,150,000               : One vote per share

SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE VOTES, OR

Total indicated votes of Shareholders — 17,400,000

50% of total votes of all shareholder votes — 15,075,000

HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

          BY ORDER OF THE BOARD OF DIRECTORS

/s/ RICHARD SMITTEN
DIRECTOR AND CHIEF EXECUTIVE OFFICER

New Orleans LA
    July *, 2004

TABLE OF CONTENTS

ABOUT THE INFORMATION STATEMENT	4
WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?	4
WHO IS ENTITLED TO NOTICE?	5
WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?	5
WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?	5
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS	5
PROPOSAL 1 - AMENDMENT TO THE ARTICLES OF INCORPORATION	7
PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	7
DESCRIPTION OF SECURITIES	8
COMMON STOCK	8
OTHER SECURITIES	8
ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION	10
ADDITIONAL INFORMATION	10
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	10
PROPOSAL BY SECURITY HOLDERS	11
EXPENSE OF INFORMATION STATEMENT	11
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	11
COMPANY CONTACT INFORMATION	11

STOCK MARKET SOLUTIONS, INC.
STOCK MARKET SOLUTIONS, INC.
108 Royal Street
New Orleans, Louisiana 70130
504-598-4877

INFORMATION STATEMENT
JULY *, 2004

        This information statement contains information related to a corporate action of Stock Market Solutions, Inc., a Nevada corporation (the “Company”), and is expected to be mailed to shareholders on or about July *, 2004.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company’s shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principal shareholders.

The corporate action involves one Proposal (the “Proposal”):

1.     To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 50,000,000 shares to 100,000,000 shares.

ONLY THE COMPANY’S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS JUNE *, 2004 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSAL. THE TOTAL VOTING SHARES ARE AS FOLLOWS:

Common Stock - 30,150,000          : One vote per share

SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE VOTES, OR

Total indicated votes of Shareholders — 17,400,000

50% of total votes of all shareholder votes - 15,075,000

HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of common stock and preferred stock as of record on the close of business on the Record Date, June *, 2004, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposal is required.

WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?

Shareholders holding a majority of the outstanding voting stock have indicated that they will vote for the following matter:

o	FOR the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock from 50,000,000 to 100,000,000 shares.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK. For the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock from 50,000,000 to 100,000,000, the affirmative vote of a majority of the shares of common stock and preferred stock, on a combined basis, outstanding on the record date, or 15,075,000 votes , will be required for approval. Shareholders holding shares with votes in excess of 17,400,000 shares have indicated that they will vote for the Proposal.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following tables set forth the ownership, as of the date of this Information Statement, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of all persons listed below is 1000 Bourbon St. Ste. 380, New Orleans, Louisiana 70116-2708.

Name address of beneficial owner	Amount of beneficial owner ship	Percentage
Richard Smitten	9,000,000	30
1752 NW 3rd Terrace
Suite 118-c Fort
Lauderdale, Fl
33311

All directors and	9,000,000	30
executive officers as a
group (one person)

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 30,150,000 shares of common stock outstanding as of June 15, 2004.

PROPOSAL 1 — AMENDMENT TO THE ARTICLES OF INCORPORATION

The Company’s Board of Directors proposes an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 50,000,000 to 100,000,000 shares.

PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company is contractually obligated to issue shares of common stock upon the conversion of a recently issued convertible debenture and a recent standby equity distribution agreement. The number of issued and outstanding shares that must be issued upon conversion of the debenture plus the standby equity distribution agreement may exceed the currently authorized and unissued shares of common stock of the Company. In addition to the reasons set forth above, the Company’s Board of Directors believes that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions and other general corporate purposes. The Company’s Board of Directors believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

The amendment to the Company’s Articles of Incorporation provides for the authorization of 50,000,000 additional shares of the Company’s common stock. As of June 15, 2004, 30,150,000 shares of the Company’s common stock were outstanding.

The amendment to the Company’s Articles of Incorporation shall be filed with the Nevada Secretary of State so that the Article IV of the Articles of Incorporation shall be as follows:

The amount of capital stock authorized is One Hundred Million (100,000,000) shares of common stock having a par value of $0.001 per share.

There are certain advantages and disadvantages of voting for an increase in the Company’s authorized common stock. The advantages include:

o	The ability to raise capital by issuing capital stock under the transaction described above, or other financing transactions.

o	The ability to fulfill our Company’s obligations by having capital stock available upon the exercise or conversion of outstanding convertible debentures.

o	To have shares of common stock available to pursue business expansion opportunities, if any.

         The disadvantages include:

o	Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or Proposal to adopt provisions or enter into agreements that may have material anti-takeover consequences.

DESCRIPTION OF SECURITIES

COMMON STOCK

The current authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.001 per share. As of June 15, 2004, the Company had 30,150,000 shares of common stock outstanding. Each share of the Company’s common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of the Company’s common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Holders of the Company’s common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company’s common stock. In the event of liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Additional information can be found in our Articles of Incorporation and our Bylaws, which are filed with the Securities and Exchange Commission.

OTHER SECURITIES

Options

In May, 2004, we granted options to acquire 1,600,000 shares to Dennis Kranyak and 250,000 shares to Linda Eberz. The options are exercisable as follows: 500,000 shares at $.03 exercisable during the first 12 months starting on May 15, 2004; 500,000 shares at $.04 the second 12 months commencing in May 15, 2005; and 850,000 shares at $.05 for the third 12 months commencing in May 15, 2006.

Standby Equity Distribution Agreement Financing

On June 14, 2004, we entered into a standby equity distribution agreement with one investor. Pursuant to the standby equity distribution agreement, we may, at our discretion, periodically sell to the investor shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the standby equity distribution agreement, the investor will pay 97% of lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date.

The investor, Cornell Capital Partners, L.P. is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. We also gave Cornell Capital Partners a compensation debenture in the amount of $240,000 upon execution of the standby equity distribution agreement. Further, Cornell Capital Partners, L.P. will retain 5% of each advance under the equity distribution agreement. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the distribution agreement of credit. For its services, Newbridge Securities Corporation received 181,818 shares of our common stock. We are obligated to prepare and file with the Securities and Exchange Commission a registration statement to register the resale of the shares issued under the standby equity distribution agreement prior to the first sale to the investor of our common stock.

Unsecured Convertible Debenture

In June 2004, in connection with the standby equity distribution agreement with Cornell Capital Partners, L.P., we gave Cornell Capital Partners, L.P. an unsecured convertible debenture in the amount of $240,000. The convertible debenture is due and payable, with 5% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. The debenture is convertible, subject to a maximum cap of $75,000 per thirty day period, at the holder’s option any time up to maturity at a conversion price equal to an amount equal to 97% of lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately preceding the conversion date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price equal to an amount equal to 97% of lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately preceding the conversion date.

The full principal amount of the convertible debenture are due upon default under the terms of convertible debenture. We are obligated to register the resale of the conversion shares issuable upon conversion of the debenture under the Securities Act of 1933, as amended, no later than thirty (30) days from June 14, 2004.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

AUTHORIZED AND UNISSUED STOCK. Authorized but unissued shares of common stock and preferred stock are available for future issuance without our shareholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports on Form 10-KSB and 10-QSB, proxy and information statements and other forms and reports with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

    (a)        No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

    (b)        No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this information statement.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to included any Proposal in this information statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by our Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company below; or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

COMPANY CONTACT INFORMATION

All inquires regarding our Company should be addressed to our Company’s principal executive office:

STOCK MARKET SOLUTIONS, INC.
108 Royal Street Ste. 380
New Orleans, Louisiana 70130
504-598-4877

Attention: Richard Smitten, President

SIGNATURE

Dated July *, 2004

/s/ Richard Smitten
Richard Smitten, Chairman, President and CEO